Exhibit 99.1
Chart Industries Promotes Two Executives
Cleveland, Ohio – March 3, 2008 — Chart Industries, Inc. (NASDAQ: GTLS), a leading independent global manufacturer of highly engineered equipment used in the production, storage and end-use of hydrocarbon and industrial gases, today announced the promotion of two executives, James H. Hoppel, Jr., and Kenneth J. Webster, effective March 1, 2008. Both executives will report to Michael F. Biehl, Chart’s Executive Vice President, Chief Financial Officer and Treasurer.
Mr. Hoppel, age 44, was promoted to the newly created position of Vice President — Corporate Development from Chief Accounting Officer and Controller. In keeping with the Company’s strategic growth plans, he will be responsible for identifying and evaluating potential acquisitions as well as developing and implementing integration strategies. Mr. Hoppel joined Chart in 2004 as Corporate Controller and became its Chief Accounting Officer in 2006, in connection with the Company’s initial public offering. He has previous mergers and acquisitions experience with W.W. Holdings, LLC, PricewaterhouseCoopers LLP and Century Business Services, Inc. (CBIZ).
Mr. Webster, age 45, was promoted to the position of Chief Accounting Officer and Controller from Director — Internal Audit. In his new role, he will be responsible for all accounting, internal and external reporting, as well as forecasting and analysis. In his previous role, Mr. Webster was closely involved in Chart’s 2007 successful implementation of the required Sarbanes-Oxley 404 regulations. Prior to joining Chart in 2006, Mr. Webster was Assistant Controller at Mittal Steel USA, Inc. and predecessor steel companies. He began his career at Arthur Andersen LLP in 1985 and is a Certified Public Accountant.
“Jim and Ken are valued members of Chart’s management team, and we are fortunate to have these executives within our organization to assume these very important roles,” said Sam Thomas, Chart’s Chairman, President and Chief Executive Officer. “Their commitment, leadership and financial and business skills have been noteworthy and we look forward to their continued contributions as we move forward with our growth initiatives.”
Chart is a leading global manufacturer of highly engineered equipment used in the production, storage and end-use of hydrocarbon and industrial gases. The majority of Chart’s products are used throughout the liquid gas supply chain for purification, liquefaction, distribution, storage and end-use applications, the largest portion of which are energy-related. Chart has domestic operations located in eight states and an international presence in Australia, China, the Czech Republic, Germany and the United Kingdom. For more information, visit: http://www.chart-ind.com.
FORWARD-LOOKING STATEMENTS
Certain statements made in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, future revenue, earnings or performance, business trends, and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “continue,” or the negative of such terms or comparable terminology. Forward-looking statements contained in this news release or in other statements made by the Company are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those matters expressed or implied by forward-looking statements. These factors and uncertainties include, among others, the following: the cyclicality of the markets which the Company serves; a delay, significant reduction in and/or loss of purchases by large customers; competition; general economic, political, business and market risks associated with the Company’s international operations; the Company’s ability to successfully manage its growth, including its ability to successfully acquire and integrate new product lines or businesses; the pricing and availability of raw materials; the Company’s ability to manage its fixed-price contract exposure; additional liabilities related to taxes; and litigation and disputes involving the Company, including product liability and warranty claims. For a discussion of these and additional factors that could cause actual results to differ from those described in the forward-looking statements, see the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update publicly or revise any forward-looking statement.
For more information, click here: http://www.chart-ind.com/investor_relations.cfm/?b=1444&l=1
Please contact:
Michael F. Biehl
Executive Vice President,
Chief Financial Officer
and Treasurer
216-626-1216
michael.biehl@chart-ind.com